EXHIBIT 10.2

                          ASSIGNMENT OF DEBT AGREEMENT
                                      PCMI

         THIS ASSIGNMENT OF DEBT AGREEMENT dated the 28th day of June, 2002,

AMONG:
                  COMMUNICATE.COM  INC., of Suite 600, 1100  Melville Street,
                  Vancouver,   British Columbia, V6E 4A6

                  (the "ASSIGNEE")

AND:
                  PACIFIC CAPITAL MARKETS INC., of 1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6

                  (the "ASSIGNOR")

AND:
                  DOMAIN HOLDINGS INC., of 600 - 1100 Melville Street, Vancouver, British Columbia, V6E 4A6

                  (the "DEBTOR")

WHEREAS:

A. The Debtor is indebted to the Assignor for the principal amount of One Hundred Twenty-Two Thousand and Five Hundred (US$122,500) Dollars in U.S. funds (the "Debt") pursuant to the terms of a finders' agreement dated January 12, 2000 among the Debtor, Siden Capital Corp. and the Assignor.

B. The Assignee wishes to purchase, and the Assignor wishes to grant, assign, transfer and set over unto the Assignee his entire right, title and interest in and to the Debt upon the terms and conditions contained in this agreement.

C. The Assignee is indebted to the Assignor for the principal amount of Four Hundred Thousand (US$400,000) Dollars in U.S. funds, which is evidenced by a promissory note dated November 10, 2000 (the "Promissory Note").

D. The Assignee and the Assignor wish to restructure the terms of the Promissory Note upon the terms and conditions contained in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and the sum of Ten ($10.00) Dollars now paid by the Assignee to the Assignor and for other good and valuable consideration, the receipt of which are acknowledged, and subject to the terms and conditions hereinafter set out, the parties agree as follows:

1.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ASSIGNOR
      ---------------------------------------------------------

1.1   The Assignor represents, warrants and covenants to the Assignee that:

(a) the above premises are true and complete, that the Debt has not been prepaid in full or in part, and that the Debtor has been given notice of this Assignment by the Assignor;

(b) the full amount of the Debt is due and owing by the Debtor to the Assignor; and

(c) the Assignor now has a good right, full power and absolute authority to assign its right, title and interest in and to the Debt in the manner set out in Article 2 hereof according to the true intent and meaning of this agreement.

1.2 The representations, warranties and covenants contained in Section 1.1 are provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article 1 will survive the signing of this agreement.


2.    ASSIGNMENT OF THE DEBT AND RESTRUCTURING OF TERMS
      -------------------------------------------------
2.1 The Assignor grants, assigns, transfers and sets over unto the Assignee his entire right, title and interest in and to the Debt, including, without limitation, all rights, benefits and advantages of the Assignor to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises and the consideration set out in Section 2.3.

2.2 The Assignor agrees to restructure the terms of the Promissory Note by changing the Promissory Note from a demand note to a term of 12 months from the date of this agreement, in consideration of the premises and the consideration set out in Section 2.3.

2.3 In consideration of the assignment of the Debt and the restructuring of the terms of the Promissory Note, the Assignee will (a) issue 2 million share purchase warrants, which will entitle the Assignor to acquire 2 million common shares in the capital of the Assignee at a price of US$0.05 per share (the "Warrants"), and (b) sign and deliver a new promissory note as evidence of the restructured terms of the Promissory Note.

2.4 The Assignor acknowledges and agrees that the Warrants, and any common shares obtained as a result of the exercise of the Warrants, may only be resold in compliance with the Securities Act of 1933, pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. The Assignor acknowledges that the share certificates representing the shares issued on the exercise of the Warrants will bear a trading restriction legend and may bear any other legend, if the legend or legends are reasonably required by the Assignee to comply with state, federal or foreign law.

3.    CONSENT OF DEBTOR
      -----------------

3.1 The Debtor agrees and consents to the assignment of the Assignor's interest in the Debt to the Assignee pursuant to the terms and conditions of this agreement.

3.2 The Debtor represents, warrants and covenants to the Assignee that (a) the full amount of the Debt is due and owing at the time of this agreement, (b) the Debt has not been prepaid in full or in part, and (c) any interest owing on the Debt ahs been paid in full up to June 1, 2002.

3.3 The Debtor agrees and acknowledges and that the Assignee is entitled to make demand at any time for payment of the full amount of the Debt.

4.    COUNTERPART
      -----------

4.1 This agreement may be signed in one or more counterparts, each of which when so signed will be deemed an original, and such counterparts together will constitute one in the same instrument.


      IN WITNESS WHEREOF this agreement was signed by the parties hereto as of the day and year first above written.

The Common Seal of                          )
COMMUNICATE.COM INC.                        )
affixed  was hereunto in the presence of:   )
                                            )
  /s/  David Jeffs                          )
                                            )                C/S
--------------------------------------------)
AUTHORIZED SIGNATORY                        )


The Common Seal of                          )
PACIFIC CAPITAL MARKETS INC.                )
affixed  was hereunto in the presence of:   )
                                            )
  /s/  James R. King, Jr.                   )
                                            )                C/S
--------------------------------------------
AUTHORIZED SIGNATORY                        )


The Common Seal of                          )
DOMAIN HOLDINGS INC.                        )
affixed  was hereunto in the presence of:   )
                                            )
  /s/  David Jeffs                          )
                                            )                C/S
--------------------------------------------
AUTHORIZED SIGNATORY                        )